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                                                                    EXHIBIT 10.1

                              THOMASTON MILLS, INC.

                           SENIOR EXECUTIVE MANAGEMENT
                                  AND DIRECTORS
                                 INCENTIVE PLAN


         1. PURPOSE. The purpose of this Senior Executive Management and Directors Incentive Plan (the "Plan") is to align the interests of key executives and directors of Thomaston Mills, Inc., a Georgia corporation (the "Corporation"), with those of the Corporation's shareholders and to provide such persons with incentives for superior performance.

         2.       DEFINITIONS.  As used in this Plan,

                  "BOARD" means the Board of Directors of the Corporation.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMON SHARES" means (i) issued and outstanding shares of common stock of the Corporation that have been registered pursuant to the Securities Act of 1933 and are listed on the Nasdaq National Market, the Nasdaq SmallCap Market or an over-the-counter bulleting board and (ii) any security into which Common Shares may be converted by reason of any corporate capital transaction.

                  "ELIGIBLE PERSON" shall have the meaning set forth in Section 4 below.

                  "INCENTIVE BONUS" shall mean the bonus amount determined pursuant to Section 5 below.

                  "OUTSIDE DIRECTOR" means a director of the Corporation that qualifies as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

                  "REGULATIONS" means the Treasury Regulations promulgated under the Code, as amended from time to time.

                  "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, which shall have full power and authority to construe, interpret and administer the Plan.




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         4.       ELIGIBILITY; MAXIMUM FUNDS AVAILABLE.

                  (a) The Board will select from time to time, in its sole and absolute discretion, certain persons who will receive Incentive Bonus awards upon each such person's consummation of a Common Share Acquisition (hereinafter defined) (an "Eligible Person"), provided, however, that the Board shall not select any person as an Eligible Person unless such person is a key executive officer and/or director of the Corporation.

                  (b) Notwithstanding anything to the contrary contained in this Plan, the aggregate amount of funds awarded as Incentive Bonuses pursuant to this Plan shall not exceed $100,000 in the aggregate (the "Maximum Funds Available"), and the Maximum Funds Available shall not be adjusted as a result of any sums that are repaid to the Corporation pursuant to Section 10 below.

         5.       AWARDS.

                  (a) A person who is selected by the Board to be an Eligible Person and who purchases Common Shares on the open market during the term of this Plan shall receive a cash award (the "Incentive Bonus") in an amount equal to one-half (1/2) of the aggregate purchase price (the "Aggregate Purchase Price") paid for all Common Shares acquired by the Eligible Person in a single transaction (a "Common Share Acquisition"); provided, however, that no Incentive Bonus shall be paid or awarded if the Aggregate Purchase Price is less than Two Thousand Dollars ($2,000).

                  (b) Notwithstanding any other provision of the Plan to the contrary, in no event shall the aggregate of all Incentive Bonuses paid to an Eligible Person under the Plan exceed Three Thousand Dollars ($3,000).

         6. ACQUISITION NOTICE. Upon the consummation of each Common Share Acquisition, the Eligible Person shall, within ten (10) days of such consummation, submit to the Corporation (a) a written statement in the form attached hereto as Exhibit A which sets forth for the applicable Common Share Acquisition, the name of the Eligible Person, the date of the Common Share Acquisition, the number of Common Shares acquired by the Eligible Person, the purchase price per share of Common Shares acquired by the Eligible Person, and the Aggregate Purchase Price; and (b) an order confirmation or other proof of purchase issued by a broker evidencing the Common Share Acquisition (collectively, the "Acquisition Notice").

         7. PAYMENT OF INCENTIVE BONUSES. Subject to any restrictions imposed by the Corporation's credit facilities, the Corporation shall pay each Incentive Bonus to the respective Eligible Persons within forty-five (45) days after the Corporation's receipt of the applicable Acquisition Notice.

         8. NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Unless a person is expressly designated to be an Eligible Person hereunder by the Board, neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation or the Board with respect to the Plan shall be held or construed to confer upon any person (a) any



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legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary of the Corporation.

         9. WITHHOLDING. The Corporation shall have the right to withhold from an Incentive Bonus, or require an Eligible Person to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

         10.      NONTRANSFERABILITY.

                  (a) Except as expressly provided by the Board or as otherwise expressly set forth in this Plan, the rights and benefits under the Plan shall not be transferable or assignable.

                  (b) Except as expressly provided by the Board, Common Shares acquired by an Eligible Person pursuant to a Common Share Acquisition for which the Eligible Person received an Incentive Bonus (referred to hereinafter as "Eligible Common Shares") shall not be transferable or assignable for a period five (5) years after the date on which the Eligible Common Shares are acquired by the Eligible Person (the "Five-Year Holding Period") other than (i) to the acquiring entity in connection with a business combination that has been approved by the Board in advance of the consummation of such business combination, (ii) by will or the laws of descent and distribution, or (iii) the termination of the Eligible Person's employment or directorship, as the case may be, with the Corporation as a result of disability or normal or early retirement (such termination is hereinafter referred to as a "Permitted Termination"). For purposes herein, "business combination" shall mean a reorganization, merger or consolidation, or a sale or other disposition of all or substantially all of the assets of the Corporation to an unrelated third party. No assignments or transfers permitted hereunder shall be effective unless reasonable prior written notice thereof is delivered to the Corporation.

                  (c) In the event (i) an Eligible Person transfers or assigns any Eligible Common Shares at any time prior to the expiration of the Five-Year Holding Period (other than assignments or transfers permitted by Section 10(b) above), or (ii) an Eligible Person's employment or directorship, as the case may be, with the Corporation is terminated for any reason other than a Permitted Termination, then such Eligible Person shall, within ten (10) days of such assignment, transfer, termination or discontinuation, (x) provide written notice of such assignment, transfer, termination or discontinuation to the Corporation and (y) repay to the Corporation, in cash, the aggregate amount of all Incentive Bonuses the Eligible Person has received pursuant to the Plan, less the amount of any taxes that have been withheld by the Corporation from such Incentive Bonuses.

         11. EFFECTIVE DATE. Subject to its approval by the Board, this Plan shall become effective February 2, 2000, and shall remain effective until the first (1st) anniversary of the date of such approval, subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time. The terms and conditions of Section 10 hereof shall survive the expiration or earlier termination of the Plan until the expiration of every Five-Year Holding Period applicable to each Eligible Person who has received an Incentive Bonus hereunder.


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         12.      AMENDMENTS; TERMINATION. The Board may at any time and from time to time amend or terminate the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Any presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under plans that do not required shareholder approval.

                                         THOMASTON MILLS, INC.

                                         By: /s/  Neil H. Hightower
                                             ----------------------------------
                                                  Name:  Neil H. Hightower
                                                  Title:  President & CEO


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                                    EXHIBIT A


                               ACQUISITION NOTICE

         THIS ACQUISITION NOTICE IS DELIVERED BY THE UNDERSIGNED PURSUANT TO THE SENIOR EXECUTIVE MANAGEMENT AND DIRECTORS INCENTIVE PLAN OF THOMASTON MILLS, INC. (THE "PLAN"), AND DEFINED TERMS HEREIN SHALL HAVE THE DEFINITION ASCRIBED TO THEM IN THE PLAN.

Name of Eligible Person:______________________________________________________

Date Common Shares Were Acquired:______________________________________________

Number of Common Shares Acquired in the Transaction:___________________________

Purchase Price Per Share:______________________________________________________

Aggregate Purchase Price paid for Common Shares in the Transaction:____________



PLEASE ATTACH TO THIS ACQUISITION NOTICE AN ORDER CONFIRMATION OR OTHER PROOF OF PURCHASE FROM YOUR BROKER.

         The undersigned Eligible Person, by signing below, confirms the accuracy and validity of the information contained in this Acquisition Notice.


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                                            Name:
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